Exhibit 24.2

CDF Funding, Inc.
5595 Trillium Boulevard
Hoffman Estates, Illinois 6192

June 24, 2013

I, Thomas J. Cohan, am Assistant Secretary of CDF Funding, Inc. (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the Board of Directors of the Company on May 20, 2013 and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Thomas J. Cohan_________________________________________
Name: Thomas J. Cohan

Title: Assistant Secretary

I, John E. Peak, as Vice President of the Company, certify that Thomas J. Cohan is the duly elected and qualified Assistant Secretary of the Company and that the signature above is his signature.

EXECUTED as of June 24, 2013

/s/ John E. Peak_________________________________
Name: John E. Peak

Title: Vice President

* * *

NOW BE IT RESOLVED, that any Authorized Officer of the Company is hereby authorized to take any and all actions that such officer may deem necessary or appropriate in order to effect the registration or qualification of part or all of the Securities for offer and sale or transfer under the (i) federal securities laws, including, without limitation, causing the filing with the Commission of a registration statement on Form S-3 for the registration of an aggregate amount of up to $3.5 billion of Securities under the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with all documents required as exhibits to said registration statement or any amendments or supplements and other documents which may be required to be filed with the Commission with respect to the registration of the Securities under the Securities Act (such registration statement, the “Registration Statement”) or (ii) Blue Sky laws of those states and other jurisdictions in which such officer determines such registration or qualification to be advisable, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer’s covenants, resolutions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action that such officer may deem necessary or appropriate in order to maintain any such registration or qualification for as long as such officer deems it to be in the best interests of the Company;

RESOLVED FURTHER, that any registration statement or any amendments thereto filed to effect the registration or qualification of part or all of the Securities for offer and sale or transfer under the federal securities laws or securities or Blue Sky laws of any state may be executed on behalf of any member of the Board of Directors of the Company or any Authorized Officer of the Company by John Peak, to the extent such member or Authorized Officer has authorized such person to do so in a written power of attorney signed by such member or Authorized Officer;